                            Articles of Incorporation

                                       of

                               786710 Ontario Ltd.
                                 (Info Systems)

                                       3.3

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Taken from Ministry of Consumer and Commercial Relations



                                           FORM 1 - Corporations Information Act


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Corporation Name                             Ontario Corporation Number
786710 ONTARIO LIMITED                                  786710
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Date of incorporation, amalgamation or continuation
               July 19, 1988
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Manner of incorporation, amalgamation or continuation
               Certificate
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Full address of Registered or Head Office
1000 Finch Ave. W., Suite 600 Downsview, Ontario                [M|3|J|2|V|5]
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Principal Place of Bus.
 N/A
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Present Director's Full Names   Full Residence Address     Date Elected Director
                                   Cdn Res.
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Zvi Barak       Yes            81 Charlton Blvd., Willowdale      July 19, 1988
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Sarah Barak     Yes           Ontario, M2M 1CL                    July 19, 1988
                                same as above
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Principal Officer's Full Names      Full Res. Address     Date Appointed Officer
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Zvi Barak, Pres.                    Same as above                 July 19, 1988
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Sarah Barak, Secretary              same as above                 July 19, 1988
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Sarah Barak, Treas.                 same as above                 July 19, 1988
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Full names of persons who since       Full Residence Address   Date Ceased to be
last notice have been but are no                                    Officer
longer directors
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Maurice Vaturi                   1183 Finch Ave., W. Suite 302    July 19, 1988
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                                  Downs, Ont., M3J 2G2
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Full names of persons who since last notice have been but are no longer officers
N/A
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CERTIFICATE -Form 1 Business Corporations Act, 1982



Ontario Corporation No. 786710
July 19, 1988

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                           ARTICLES OF INCORPORATION

1. The name of the corporation is

                             786710 Ontario Limited


2. The address of the registered office is

                          1183 Finch Ave. W, Suite 302,
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                                 Downsview, ONT
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Municipality of Metropolitan,                                Toronto
--------------------------------                     ---------------------------


3.Number of directors is Minimum 1 - Maximum 10


4. First Name, Initials and surname

Res. Address
Res. Canadian?







MAURICE VATURI          1183 Finch Ave. W, Suite 302             YES
                        Suite 302,
                        Downsview, ONT
                        M3J 2G2


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5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

NONE

6. The classes and any maximum number of shares that the corporation is authorized to issue.

         The capital of the Corporation shall consist of an unlimited number of non-voting, redeemable, non-cumulative, participating Class "A" Preference shares (the "Class "A" Preference shares"); an unlimited number of non-voting redeemable non-participating, Class "B" Preference shares (the "Class "B" Preference Shares") and an unlimited number of Common Shares (the "Common Shares").

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

CLASS "A" PREFERENCE SHARES
         (a) References herein to the Redemption Price Per Share in respect of each Class "A" Preference Share shall mean a fixed amount determined by dividing the stated capital account of the Class "A" Preference Shares by the number of such shares in the capital stock of the Corporation then issued and outstanding.

         (b) The holders of the Class "A" Preference Shares, in priority to the Class "B" Preference shares, and Common shares and any other shares ranking junior to the Class "A" Preference shares, shall be entitled to receive and the corporation shall pay thereon, as and when declared by the board of directors of the Corporation in their discretion out of the moneys of the Corporation properly applicable to the payment of dividends, to Corporation properly applicable to the payment of dividends, to such preferential, non-cumulative dividends at a rate of 70% of the lending rate charged by the branch in the Province of Ontario of the Corporation's bankers for the time being to its most favored commercial customers on Canadian dollar loans (the "Prime Rate") determined as at the date of the dividend declaration and calculated on the Redemption Price Per share. If within four (4) months after the expiration of any fiscal year the board of directors in its discretion shall not declare the said fixed, preferential, non-cumulative dividend or any part thereof on the Class "A" Preference Shares for such fiscal year, then the rights of the holders of the Class "A " Preference Shares to such dividend, or to any undeclared part thereof for such fiscal year, shall be forever extinguished. The holders of the Class "A" Preference Shares shall not be entitled to any dividend other than or in excess of the fixed, preferential, non-cumulative dividend at the said rate herein before provided for, but shall be entitled to participate in any other or additional earnings or profits of the Corporation.

         (c) Except with the consent in writing of the holders of all the Class "A" Preference Shares outstanding, no dividends shall at any time be declared or paid upon or set aside for payment on any Class "B" Preference Shares, or Common Shares or on any shares of any other class ranking junior to the Class "A" Preference Shares, for any fiscal year unless and until the fixed, preferential non-cumulative dividend for such fiscal year on all the Class "A" Preference Shares outstanding has been declared and paid or a sum set aside for payment therefore.

         (d) The Corporation may subject to the Business Corporations Act, 1982, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class "A" Preference Shares without the consent of the holders thereof on payment for each share to be redeemed of the Redemption Price Per share, together with an amount equal to all dividends declared thereon and remains unpaid (the "Redemption Price"). In any case of redemption of Class "A" Preference Shares, the Corporation shall, at lease twenty (2) days before the date specified for redemption, mail to each person who, at the date of mailing, is a registered holder of Class "A" Preference Shares to be redeemed a notice in writing of Preference Shares; such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears on the books of the Corporation or, in the event of the any such shareholder not so appearing, then to the last known address of such shareholder; provided however that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Price and the date on which redemption is to take place and, if part only of the shares held by the person to whom such notice is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be or to the order of the registered holders of the Class "A" Preference Shares to be redeemed the Redemption Price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates representing the Class "A" Preference Shares called for redemption; such Class "A" Preference Shares shall thereupon be redeemed. If a part only of the Class "A" Preference Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified in any such notice, the Class "A: Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Class "A" Preference Shares as aforesaid, to deposit the Redemption Price of the Class "A" Preference Shares so called for redemption, or for such of the said shares as are represented by certificate's which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Class "A" Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class "A" Preference Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively.

         (e) The Corporation may, subject to The Business Corporations Act, 1982, at any time and from time to time purchase (if obtainable) for cancellation the whole or any portion of the class "A" Preference Shares outstanding from time to time by invitation for tenders addressed to all the holders of record of the Class "A" Preference Shares outstanding, or (with the consent of all the holders of Class "A" Preference Shares) by private contract at the lowest price or prices at which, in the opinion of the directors, such shares are obtainable but not exceeding for each share to be purchased for cancellation the Redemption Price for Share plus costs of purchase and an amount equal to all dividends declared thereon and remaining unpaid. Where, in response to any invitation for tenders, two or more shareholders submit tenders at the same price and such tenders are accepted by the Corporation as to part only of the shares offered, the Corporation shall accept part of the shares offered in each such tender in proportion as nearly as may be to the total number of shares offered in each such tender (disregarding fractions).

         (f) The holders of the Class "A" Preference Shares shall not be entitled to receive notice of and to attend and vote at all meetings of Shareholders of the Corporation.

         (g) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class "A" Preference Shares shall be entitled to receive out of the assets and property of the Corporation, before any amount is paid or any property or assets of the Corporation distributed to the holders of any Class "B" Preference Shares, or Common Shares, or shares of any other class ranking junior to the class "A" Preference shares, for each share an amount equal to the Redemption Price Per Share thereon together with all declared and unpaid preferential, non-cumulative dividends thereon; after payment to the holders of the Class "A"
Preference Shares of the amounts so payable to them as above provided, they shall also be entitled to share in any further distribution of the property or assets of the Corporation.

CLASS "B" PREFERENCE SHARES
---------------------------

         (h) References herein to the Redemption Price Per Share in respect of each Class "B" Preference share shall mean a fixed amount determined by dividing the stated capital account of the Class "B" Preference Shares by the number of such shares in the capital stock of the Corporation then issued and outstanding.

         (i) The holders of the Class "B" preference Shares, in priority to the Common shares and any other shares ranking junior to the Class "B" Preference shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation in their discretion out of the moneys of the Corporation properly applicable to the payment of dividends, to such preferential, non-cumulative dividends at a rate of 70% of the Prime Rate determined as at the date of the dividend calculated on the Redemption Price Per share. If within four (4) months after the expiration of any fiscal year the board of directors in its discretion shall not declare the said fixed, preferential, non-cumulative dividend or any part thereof on the Class "B" Preference Shares for such fiscal year, then the rights of the holders of the Class "B" Preference Shares to such dividend, or to any undeclared part thereof for such fiscal year, shall be forever extinguished. The holders of the Class "B" Preference Shares shall not be entitled to any dividend other than or in excess of the fixed, preferential, non-cumulative dividend at the said rate herein before provided for, or to participate in any other or additional earnings or profits of the Corporation.

         Except with the consent in writing of the holders of all the Class "B" Preference Shares outstanding, no dividends shall at any time be declared or paid upon or set aside for payment on any Common Shares or on any shares of any other class ranking junior to the class "B" Preference shares, for any fiscal year unless and until the f fixed, preferential non-cumulative dividend for such fiscal year on all the Class "B" Preference Shares outstanding has been declared and paid or a sum set aside for payment therefor.

         (d) The Corporation may subject to the Business Corporations Act, 1982, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of t he then outstanding Class "B" Preference Shares without the consent of the holders thereof on payment for each share to be redeemed of the Redemption Price Per Share, together with an amount equal to all dividends declared thereon and remaining unpaid (the 'Redemption Price"). In any case of redemption of Class "B" Preference Shares, the Corporation shall, at least twenty (20) days before the date specified for redemption, mail to each person who, at the date of mailing, is a registered holder of Class "B" Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class "B" Preference Shares; such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears on the books of the Corporation or , in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder; provided however that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Price and the date on which redemption is to take place and, if part only of the shares held by the person to whom such notice is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class "B" Preference Shares to be redeemed the Redemption Price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates representing the Class "B" Preference Shares called for redemption; such Class "B" Preference Shares shall thereupon be redeemed. If a part only of the Class "B" Preference Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified in any such notice, the Class "B" Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Class "B" Preference Shares as aforesaid, to deposit the Redemption Price of the Class "B" Preference Shares so called for redemption, or for such of the said shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Class "B" Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class "B" Preference Shares in respect whereof such -deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be , shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively.

       (a) The Corporation may, subject to The Business Corporations Act, 1982, at any time and from time to time purchase (if obtainable) for cancellation the whole or any portion of the Class "B" Preference Shares outstanding from time to time by invitation for tenders addressed to all the holders of record of the Class "B" Preference Shares outstanding, or (with the consent of all the holders of Class "B" Preference Shares) by private contract at the lowest price or prices at which, in the opinion of the directors, such shares are obtainable but not exceeding for each share to be purchased for cancellation the Redemption Price for Share plus costs of purchase and an amount equal to all dividends declared thereon and remaining unpaid. Where, in response to any invitation for tenders, two or more shareholders submit tenders at the same price and such tenders are accepted by the Corporation as to part only of the shares offered, the Corporation shall accept part of the shares offered in each such tender in proportion as nearly as may be to the total number of shares offered in each such tender (disregarding fractions).

         (f) The holders of the Class "B" Preference Shares shall not be entitled (except as otherwise specifically provided in the Business Corporations Act, 1982) to receive notice or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

         (a) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class "B" Preference Shares shall be entitled to receive out of the assets and property of the Corporation, before any amount is paid or any property or assets of the Corporation distributed to the holders of any Common Shares, or shares of any other class ranking junior to the Class "B" Preference Shares, for each share an amount equal to the Redemption Price Per Share thereon together with all declared and unpaid preferential, non-cumulative dividends 'thereon; after payment to the holders of the Class "B" Preference Shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation. If the assets and property of the Corporation, including surplus are not sufficient to pay the Redemption Price Per Share together with all declared and unpaid preferential non-cumulative dividends, then all of the said assets or the proceeds thereof shall be distributed pro rata among the holders of the Class "B" P Preference Shares.

         Subject to any unanimous shareholders agreement existing from time to time, and any amendments thereto, the right to transfer any share or shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without either:

         1. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         (a) the previous express sanction of the holders of more than 50% of the Common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares; or

         (b) the previous express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.


1.   The names and address of the incorporators are:


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MAURICE VATURI                                           1183 Finch Ave. W,
                                                         Suite 302
                                                         Downsview, Ontario
                                                          M3J 2G2